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                                                                   EXHIBIT 10.43

                                 LEASE AGREEMENT

         THIS LEASE made and entered into as of August 17, 1998, between HP AVIATION, INC., of Wilmington, Delaware (the "Lessor"), and HORIZON MEDICAL PRODUCTS, INC. of Manchester, Georgia (the "Lessee").

          1. LEASE. Lessor leases to Lessee the following described aircraft (the "aircraft") for use by Lessee from time to time, when needed by Lessee and at such times as is determined by Lessee, subject to the limitations described below in this paragraph 1:

                           One 1981  King Air 200,  Aircraft  Serial
                           No.  BB-824,  U.S. Registration N824TT

         Lessor reserves the right to lease the aircraft to other users from time to time and to use the aircraft from time to time for the owners of Lessor; provided, however, that Lessee shall have the right to request the aircraft for use solely by Lessee hereunder on a "first come, first served" basis.

          2. TERM. Subject to the provisions of paragraph 6 hereof, the term of this Lease shall be one (1) year, commencing on August 17, 1998, and shall be renewed for successive terms of one year unless terminated by either party by written notice within thirty (30) days prior to the end of any one year term.

          3. RENTAL. Rental shall be determined based upon Lessee's actual usage of the aircraft and charged solely on a trip by trip basis with such charges invoiced for each trip. For each trip in which Lessee uses the aircraft, the rental charge shall be determined as follows: the normal or regular hourly rate in the same airplane that would be charged by Epps Aviation at Peachtree DeKalb Airport, Atlanta Georgia to a charter customer shall be multiplied by the number of hours for use of the aircraft during the

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trip as determined by the Hobbs meter in the aircraft, and the rental charge for the trip will be ninety percent (90%) of the result of such multiplication. When the aircraft is used by Lessee, Lessee will also be responsible for and pay catering expenses and travel expenses of pilots for the aircraft, but only to the extent travel expenses are charged by the pilots for the particular trip. Other than the rental and expenses described herein, Lessee shall not be liable for other charges or expenses in using the aircraft.

          4.      LESSEE'S COVENANTS. Lessee and Lessor agree as follows:

                  (a) Conforming Use. When using the aircraft pursuant to this Lease, Lessee will use the aircraft only for the purposes and in the manner set forth in any application for insurance executed in connection with the aircraft (a copy of which will be provided by Lessor to Lessee), and will abide by and conform to, and cause others occupying the aircraft when used by Lessee to abide by and conform to, all present and future federal, state, municipal, and other laws, ordinances, orders, rules, and regulations, controlling or in any way affecting the operation, use, or occupancy of the aircraft or the use of any airport premises by the aircraft.

                  (b) No Lien or Assignment. Lessee will keep safely, and use carefully, the aircraft, and will not sell, or attempt to sell, or assign or dispose of the aircraft, or of any interest therein, or of any part thereof, or equipment necessary thereto, or suffer or permit any charge, lien, or encumbrance of any nature upon the aircraft, or any part thereof, or lend or rent the same, or remove or permit the aircraft to be removed from its designated home airport for periods in excess of five (5) days, without the


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prior approval of Lessor, designating in advance the contemplated location of the aircraft.

                  (c) Sublease. Only with the written approval of the Lessor, Lessee may sublease the aircraft, provided, however, the aircraft is maintained in conformance with all applicable rules and regulations pertaining to the use to which the aircraft shall be subjected.

                  (d) Maintenance. Lessor will be responsible for maintaining and keeping the aircraft and all its components in good order and repair, in accordance with the requirements of the Federal Aviation Agency or any other governmental authority having jurisdiction, and within a reasonable time replace in or on the aircraft any and all parts, equipment, appliances, instruments, or accessories which may be worn out, lost, destroyed, confiscated, or otherwise rendered unsatisfactory or unavailable for use in or on the aircraft; provided, however, that Lessee will be responsible for any breakage or damages to the interior of the aircraft caused by the intentional acts of Lessee's employees, officers, directors, or guests who are passengers in the aircraft. Such replacement by Lessor shall be (1) in good operating condition and have a value, utility, and quality at least equal to that which the property replaced originally had, and (2) at the time affixed to the aircraft and made subject to this Lease. Lessor will perform all major overhaul on the aircraft, whenever deemed necessary and as may be required by the Federal Aviation Agency or any other governmental authority during the term of this Lease, and all engine overhaul and inspection and maintenance service.


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                  (e) Insurance. At its expense, Lessor will keep the aircraft insured against all risk of loss or damage, with companies selected by Lessor, for such amounts and against such hazards as the Lessor may determine, including, but not limited to, hull damage and liability for personal injuries, death or property damages, arising from or in any manner occasioned by the acts or negligence of Lessor or Lessee or others in the possession, operation or use of aircraft, with losses under such policies payable to Lessor and the additional insureds, as their respective interests may appear. Insurance coverage for casualty and liability losses shall be in a minimum of $20,000,000.00. All insurance policies will name Lessee and its officers, directors, employees, and guests as additional insureds if not covered by the policy.

                  (f) Lessor's Right of Inspection. Lessee will permit Lessor, or its duly authorized agent or representative, to inspect the aircraft at any reasonable time when the aircraft is used by Lessee, either on the land or aloft, and to furnish any information in respect to the aircraft and its use that Lessor may reasonably request.

                  (g) Delivery to Lessor. At all times when the aircraft is not being used by Lessee, the aircraft will be returned to Lessor at Charlie Brown Airport, Atlanta, Georgia or such other location as designated by Lessor.

                  (h) Further Assurances. Lessee agrees to execute and deliver to Lessor all additional or supplemental instruments or documents as Lessor may reasonably request in connection with the aircraft or this Lease.


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          5.      NO IMPLIED REPRESENTATIONS OR WARRANTIES. The parties
acknowledge that Lessor is not a manufacturer or engaged in the sale or distribution of airplanes. Lessor makes no representations, promises, statements, or warranties, expressed or implied, with respect to the merchantability, suitability, or fitness for purpose of the aircraft or otherwise. Lessor shall not be liable to Lessee for any loss, claim, demand, liability, cost, damage, or expense of any kind, related to any interruption or loss of service or use of the aircraft, or any loss of business resulting therefrom.

          6. IRREVOCABILITY. This Lease is irrevocable for its full term and until all rentals have been paid by Lessee; provided, however, that Lessor may terminate this Lease on thirty (30) days prior notice to Lessee in the event Lessor sells the aircraft.

          7. LESSOR'S ASSUMPTION OF LESSEE'S OBLIGATIONS. If Lessee shall fail to perform any obligation of Lessee under this Lease, Lessor, at its option, may perform such obligation, and all such advances by Lessor in performing such obligation shall be added to the unpaid balance of the rentals due under this Lease and shall be repayable by Lessee to Lessor on demand.

          8. TERMINATION UPON DEFAULT. If Lessee shall fail to pay any rental or any other amounts payable pursuant to this Lease, when the same is due and payable, or if Lessee shall breach any other provision of this Lease, or if Lessee becomes insolvent, or files a voluntary, or has filed against it an involuntary, proceeding in bankruptcy for either discharge of indebtedness or other protection from creditors or if a receiver is appointed for Lessee's


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property or an arrangement is made with or committee is formed for Lessee's creditors, then Lessor, at its option, and in addition to and without prejudice to any other remedies, may terminate this Lease Agreement by written notice to Lessee.

          9.      TIME OF ESSENCE. Time is of the essence of this Lease.

         10. NO PASSAGE OF TITLE. This agreement is a lease, and Lessee does not acquire hereby any right, title, or amount whatsoever, legal or equitable, in the aircraft or to the proceeds of the sale of the aircraft.

         11.      MISCELLANEOUS.

                  (a) Lessor warrants that, if Lessee performs its obligations under this Lease, Lessee shall peaceably and quietly hold, possess and use the aircraft during the lease term in the manner provided in paragraph 1 above, free of any interference or hindrance but subject to Lessor's right to lease the aircraft to others as provided in paragraph 1 above.

                  (b) The relationship between Lessor and Lessee is only that of lessor and lessee. Lessee shall never at any time during the term of this Lease for any purpose whatsoever be or become the agent of Lessor, and Lessor shall not be responsible for the acts or omissions of Lessee or its agents.

                  (c) Lessor's rights and remedies with respect to any of the terms and conditions of this Lease shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies available to Lessor.

         12. SEVERABILITY. The invalidity of any portion of this Lease shall not affect the remaining valid portions thereof.

         13. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and any


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change or modification to this Lease must be in writing and signed by the parties hereto.

         14. NOTICES. All notices or other documents under this Lease shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

         15. NON-WAIVER. No delay or failure by either party to exercise any right under this Lease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         16. HEADINGS. Headings in this Lease are for convenience only and shall not be used to interpret or construe its provisions.

         17. GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of the State of Georgia.

         18. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         19. BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.

         IN WITNESS WHEREOF the parties have duly executed this Lease as of the date first set forth above.

                                            HP AVIATION, INC.

                                            By:
                                               ---------------------------------

                                            Title:
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                                            HORIZON MEDICAL PRODUCTS, INC.

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


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